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                                                                    Exhibit 99.2
                       CERTIFICATE OF ASSISTANT SECRETARY
                                       OF
                            RUSSELL INVESTMENT FUNDS

I, Mary Beth Rhoden, Assistant Secretary of Russell Investment Funds ("RIF") hereby certify that the following is a true copy of the resolutions adopted by the Board of Trustees on May 20, 2003, and now in full force and effect, and that the Board of Trustees of RIF has, and at the time of the adoption of said resolutions had, full power and lawful authority to adopt the said resolutions and to confer the powers thereby granted to the officers therein named, who had full power and lawful authority to exercise the same:

         RESOLVED, that the officers of RIF be, and they hereby are, authorized in the name and on behalf of RIF to execute, or grant power of attorney to counsel to execute, any and all Registration Statements applicable to RIF, to execute, or grant power of attorney to counsel to execute, any amendments or supplements thereto in such form as may be approved by counsel; and to file or authorize the filing of such documents, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Executed this 28th day of April, 2004.

                                           /s/ Mary Beth Rhoden
                                           -------------------------------------
                                           Mary Beth Rhoden, Assistant Secretary